Use for Merchants Which Clear Through Wachovia Bank, N.A.


             FIRST DATA MERCHANT SERVICES, CORP./WACHOVIA BANK, N.A.
                 ASSIGNMENT, PLEDGE AND SUBORDINATION AGREEMENT


         This Assignment, Pledge and Subordination Agreement (the "Assignment"), is made and entered into as of the 16 day of April 1998, by and between First Data Merchant Services, Corp., a Delaware Corporation with offices at 265 Broad Hollow Road, Melville, New York 11747 ("FDMS ") and Wachovia Bank, N.A. ("Bank"), a national banking association with its principal place of business at 547 Old Lynchburg Rd., Charlottesville, VA 22903 and Value America, Inc. a corporation with its principal place of business at 2300 Commonwealth Dr., Charlottesville, VA 22901 ("Client").


         WHEREAS, FDMS, Bank and Client entered into a certain Sales Agreement, dated April 10, 1998 (the "Sales Agreement"); and


         WHEREAS, the Sales Agreement provides, among other things, that FDMS and Bank require Client to establish a Reserve Account (the "Reserve Account") to be held in a Certificate of Deposit in Client's name which will be kept in FDMS' possession, with the Certificate to be held as a condition of entering into the Sales Agreement; and


         WHEREAS, the Sales Agreement provides, among other things, that Client irrevocably grants to FDMS and Bank a lien, security interest and right of setoff in and to any of Client's funds, including but not limited to the Reserve Account, now or hereafter in the possession of FDMS and/or Bank, and to all money and amounts now or hereafter due or to become due to Client from FDMS and/or Bank, together with the proceeds thereof; and


         WHEREAS, pursuant to the Sales Agreement, Client agrees to duly execute and deliver to FDMS this Assignment or such instruments and documents as FDMS and/or Bank may reasonably request to perfect and confirm the lien, security interest, setoff rights and subordination rights of FDMS and Bank;


         NOW, THEREFORE, for good and valuable consideration, it is agreed as follows:


         1. Client shall immediately establish a Reserve Account in the sum of $ $1,500,000.00 (One Million Five Hundred-Thousand dollars and zero cents), receipt of which is hereby acknowledged to be placed in a Certificate of Deposit (or Passbook Savings Account) in Client's name in a financial institution, the Certificate or Passbook to be kept in FDMS' possession or the possession of its authorized agents. Client agrees and understands that FDMS or Bank, themselves or through their authorized agents, shall increase this Reserve by deducting an additional $ 0 (zero) dollars from Client's bankcard proceeds over the course of the next sixty (60) days. Said additional amount shall also be placed in a Certificate of Deposit in Client's name in a financial institution and shall be kept in FDMS' possession (or in the possession of its authorized agents).


         2. The monies transferred shall be under the complete control of FDMS, Bank and their authorized agents, and Client shall have no rights to manage such monies or to possess or transfer such monies, except as provided under the terms of this Assignment.


         3. Client hereby grants to FDMS and Bank a first priority lien upon and a security interest in, and unconditionally assigns, transfers, pledges, hypothecates, and gives over to FDMS and Bank, all right, title, control and interest in the Reserve Account, and any and all proceeds thereof, as continuing collateral security for Chargebacks, as that term is defined in the Sales Agreement or Operating Procedures, and for the repayment of any obligations and liabilities of Client to FDMS and Bank which

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have arisen or may in the future arise with respect to the Sales Agreement, whether liquidated or unliquidated, matured or unmatured, absolute or contingent (the "Obligations").


         4. Client hereby authorizes and empowers FDMS, Bank and their authorized agents, without prior notice to Client, to effect one or more Chargebacks or payments of any of the Obligations by deducting from the Reserve Account the amount of the Chargeback or any of the Obligations and applying same towards the Chargeback and/or towards payment of the Obligation.


         5. The Reserve Account, and any proceeds thereof, shall be deposited in a financial institution on terms satisfactory to FDMS and Bank. The Reserve Account shall be retained for a period not to exceed ten (10) months after termination of the Sales Agreement or for such period as is consistent with Chargeback liability as defined by MasterCard International and Visa U.S.A. regulations. The balance, if any, in the Reserve Account at the end of the applicable period shall be released and delivered to Client at such time.


         6. Client agrees that whether or not the Reserve Account is held by FDMS and/or Bank in a financial institution, FDMS and Bank and their authorized agents are granted and may exercise a right of setoff against the Reserve Account with respect to any Chargebacks or repayments of Obligations.


         7. Client agrees that its rights, if any, to the Reserve Account, and any proceeds thereof, are subject and subordinate to the setoff and lien rights in the Reserve Account granted to FDMS and Bank pursuant to this Assignment and the Sales Agreement, without regard to whether such setoff and lien rights are being applied to claims of FDMS and/or Bank that are liquidated, unliquidated, fixed, contingent, matured or unmatured. Client shall not further assign or encumber the Reserve Account, nor shall Client enter into any agreement with any creditor or person which grants such creditor or person any right, security interest or lien in or to the Reserve Account.


         8. Client agrees to duly execute and deliver to FDMS and/or Bank such additional instruments and documents as FDMS and/or Bank, themselves or through their authorized agents, may reasonably request to perfect and confirm the lien, security interest, right of setoff and subordination set forth in this Assignment.


         9. The rights provided to FDMS and Bank in this Assignment shall not be deemed to be exclusive, but shall be cumulative, and shall be in addition to all other rights and remedies in favor of FDMS and Bank existing at law or in equity or under any executed written agreements between the parties. FDMS and Bank shall have the right to assign this Assignment to their successors and assigns.


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


         10. This Assignment is governed by the laws of the State of New York and no part hereof may be waived, modified or amended without a written agreement executed by the parties, except that FDMS and/or Bank, themselves or through their authorized agents, may increase the amount of the Reserve Account upon three (3) days notice to Client.


         IN WITNESS WHEREOF, the parties have executed this Assignment. Pledge and Subordination Agreement, as of the date first above written.



CLIENT  /s/ Craig A. Winn                   FIRST DATA MERCHANT SERVICES, CORP.
        -----------------

By: /s/ Dean M. Johnson                     By: THERESA K. CASTELLA
    -------------------                         -------------------

Title: EVP+CFO                              Title: VICE PRESIDENT
       ----------------                            ----------------
                                                   FIRST DATA MERCHANT SERVICES

Date: 4/16/98                               Date: 4/17/98
      -----------------                           -----------------

                                            WACHOVIA BANK, N.A.

                                            By: /s/ Perrie H. May
                                                ------------------------

                                            Title: Senior Vice President
                                                   ---------------------

                                            Date: 4/16/98
                                                  ----------------------

          FINANCIAL INSTITUTION'S ACKNOWLEDGEMENT OF ASSIGNMENT, PLEDGE
                          AND SUBORDINATION AGREEMENT


                 Re: Certificate of Deposit Account No. 66335842


We acknowledge receipt of this Assignment, Pledge and Subordination Agreement. We also acknowledge the blocking of the Reserve Account. We further agree that the Reserve Account described above will be held as collateral security for FDMS and Bank until such time as FDMS or Bank, provides the Financial Institution with a written release of this Assignment, Pledge and Subordination Agreement. If our consent is required, we hereby agree and consent to the Assignment, Pledge and Subordination Agreement. No withdrawals by Client will be allowed unless or until FDMS or Bank, executes a written release of Assignment, Pledge and Subordination Agreement. Our records disclose no other assignments or pledges of the Reserve Account. The signature(s) of Client on this Assignment, Pledge and Subordination Agreement compare(s) favorably with signatures(s) on file with Financial Institution. We further waive any right of offset or banker's lien and all others that we may now or in the future have with respect to this Reserve Account. We further agree that FDMS, Bank or their authorized agents or assignees may withdraw the funds in the Reserve Account on their signature and without further authorization by Client.


                                              AGREED TO AND ACCEPTED BY:


                                              (Wachovia Bank, N.A.)


                                              Name: Perrie H. May
                                                    ----------------------

                                              By: /s/ Perrie H. May
                                                  ------------------------

                                              Title: Senior Vice President
                                                     ---------------------

                                              Date: April 16, 1998
                                                    ----------------------








                                                     APPROVAL 90666   WACHOVIA